FOR IMMEDIATE RELEASE
In Preparation for Commercialization of SVARA ™, TechniScan Appoints Joe Pepper, PhD
to Board of Directors

– New Board Member has 20 years’ experience managing medical device companies –

SALT LAKE CITY, Utah, December 16, 2009 – TechniScan, Inc. (OTC BB: TSNI) (“TechniScan” or the “Company”), a medical device company engaged in the development and commercialization of an automated breast ultrasound imaging system, announced today that Joe Pepper, PhD, has been appointed to the TechniScan Board of Directors.

Board Chairman Ken Hungerford commented, “Joe has extensive experience running small to large medical devices companies, including GE OEC Medical and U-Systems, both of whom compete in the area of breast imaging. The TechniScan Board is excited to have Joe Pepper on the team and he has already made significant contributions to helping us bring TechniScan’s SVARA ™ Warm Bath Ultrasound closer to realization in the marketplace.”

“Joe Pepper’s outstanding educational background and expertise in the field of ultrasound breast imaging make him a perfect addition to our Board of Directors,” added TechniScan CEO David C. Robinson. “His energy and enthusiasm for what we are trying to do with breast cancer detection is highly motivating, yet he knows how to ask the tough questions. He wants to make sure we have the best possible product and are aligning everything we do with the needs of the customer.”

Since 2007, Joseph W. Pepper has served as a consultant to medical device start-ups. From 2003 until 2007, Dr. Pepper served as CEO of U-Systems, Inc., a privately backed start-up that developed automated ultrasound for the early detection of breast cancer in women with dense breast tissue. Dr. Pepper served as CEO for OEC Medical Systems, a NYSE-traded, mobile fluoroscopic imaging equipment manufacturer and seller, from 1997 until the sale of the company to GE Healthcare in 1999. Prior to joining OEC, Dr. Pepper spent 15 years with The BOC Group, Plc., where he served as president of Ohmeda Medical Devices, the healthcare subsidiary of BOC responsible for international selling and distribution of medical devices, and as president of Ohmeda Medical Equipment, which was responsible for Ohmeda’s monitoring and anesthesia equipment business.

Dr. Pepper has a BS/MS in Engineering Science from Florida State University, a PhD in Mechanical Engineering from Stanford University and an MBA from The Harvard Business School.

Dr. Pepper commented, “I am excited about this opportunity to add my knowledge and perspective to TechniScan, a company I have admired for quite some time. The images I have seen have impressive specificity and have the potential to change the ways that radiologists and oncologists detect cancer in the breast.” Pepper continued, “The TechniScan Board has outstanding depth and diversity of perspective. I am honored to be a part of the group and I feel confident that, with our collective experience, we can take TechniScan and help make its imaging modality the premier method for post-mammographic lesion detection for women.”

About TechniScan, Inc.

Based in Salt Lake City, Utah, TechniScan, Inc. is a medical device company engaged in the development and commercialization of a non-invasive imaging tool designed to provide physicians with automated ultrasound images of the human breast. The system, known as SVARA ™, uses a process called Warm Bath Ultrasound (WBU™) to provide physicians with automated, 3D, ultrasound images of the physical structures within the breast. TechniScan’s WBU™ imaging device (SVARA ™) is limited by US law to investigational use unless, and until, cleared by the FDA.

For more information, please visit www.techniscanmedical.com.

Forward Looking Statements

Certain statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “anticipate, “believe,” “expect,” “future,” “may,” “will,” “would,” “should,” “plan,” “projected,” “potential,” “intend,” and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of TechniScan, Inc. (the “Company”) to be materially different from those expressed or implied by such forward-looking statements. The Company’s future operating results are dependent upon many factors, including risk factors discussed in the Company’s periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov, including the Company’s Current Report on Form 8-K filed on October 16th, 2009. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

For More Information:	Investor Relations
Press and Media Andy Cier, Dir. of Marketing and Communications TechniScan, Inc. (801) 521-0444 ext. 129 acier@techniscanmedical.com	Cameron Donahue, Partner Hayden IR (651) 653-1854 cameron@haydenir.com